                                                 Exhibit 24                        POWER OF ATTORNEY The undersigned, as a Section 16 reporting person of Edgio, Inc.  (the "Company"), hereby makes, constitutes, and appoints each of Richard  Diegnan, Eric Hettinga, and Robert Bethea the undersigned's true and  lawful attorneys‐in‐fact, with full power and authority as hereinafter  described on behalf of and in the name, place, and stead of the  undersigned to:  (1)  prepare, execute, acknowledge, deliver, and file Forms 3, 4,  and 5 (and other forms and all amendments thereto) with respect to the  undersigned's ownership, acquisition, or disposition of securities of the  Company, with the United States Securities and Exchange Commission, any  national securities exchanges and the Company, as such attorneys‐in‐fact  shall in their discretion determine to be required or advisable pursuant  to Section 16 of the Securities Exchange Act of 1934 (as amended) and the  rules and regulations promulgated thereunder (the "Exchange Act"), or any  successor laws and regulations;  (2)  seek or obtain, as the undersigned's representative and on  the undersigned's behalf, information on transactions in the Company's  securities from any third party, including brokers, employee benefit plan  administrators and trustees, and the undersigned hereby authorizes any such  person to release any such information to the undersigned and approves and  ratifies any such release of information; and (3)  perform any and all other acts which in the discretion of such  attorney‐in‐fact are necessary or desirable for and on behalf of the  undersigned in connection with the foregoing. The undersigned acknowledges that: (1)  this Power of Attorney authorizes but does not require each such  attorney‐in‐fact to act in their discretion on information provided to such  attorney‐in‐fact without independent verification of such information; (2)  any documents prepared and/or executed by any such attorney‐in‐fact  on behalf of the undersigned pursuant to this Power of Attorney will be in such  form and will contain such information and disclosure as such attorney‐in‐fact,  in his or her discretion, deems necessary or desirable; (3)  neither the Company nor any such attorneys‐in‐fact assumes (i) any  liability for the undersigned's responsibility to comply with the requirement  of the Exchange Act, (ii) any liability of the undersigned for any failure to  comply with such requirements, or (iii) any obligation or liability of the  undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (4)  this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the  Exchange Act, including without limitation the reporting requirements under  Section 16 of the Exchange Act. The undersigned hereby ratifies and confirms all that said attorneys‐in‐fact and  agent shall have full power and authority to do or cause to be done all and every  act and thing whatsoever requisite, necessary or appropriate to be done in and  about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney‐in‐fact  of, for and on behalf of the undersigned, shall lawfully do or cause to be done  by virtue of this Limited Power of Attorney.   This Power of Attorney shall remain in full force and effect until the undersigned  is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's  holdings of and transactions in securities issued by the Company, unless earlier  revoked by the undersigned in a signed writing delivered to the Company and the  foregoing attorneys‐in‐fact.  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of December 2023.                                          /s/ Frank Verdecanna                                          ‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐‐                                          Frank Verdecanna